Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1998 (except with respect to the matter discussed in Note 10, as to which the date is April 9, 1998) included in LifeCell Corporation's Form 10-K/A for the year ended December, 31 1997 and to all references to our Firm included in this registration statement.



ARTHUR  ANDERSEN  LLP



Houston,  Texas
August  28,  1998